As filed with the Securities and Exchange Commission on August 4, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under The Securities Act of 1933

ALIGN TECHNOLOGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	94-3267295
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

410 North Scottsdale Road, Suite 1300 Tempe, Arizona 85288
(Address of Principal Executive Offices) (Zip Code)

2005 Incentive Plan
(Full title of the plan)

Julie Coletti, Esq.
Executive Vice President, Chief Legal and Regulatory Officer
410 North Scottsdale Road, Suite 1300
Tempe, Arizona 85288
(Name and address of agent for service)

(602) 742-2000
(Telephone number, including area code, of agent for service)

Copy to:
Chris Fennell, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, California 94304
(650) 493-9300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

In May 2005, the stockholders of Align Technology, Inc., a Delaware corporation (the “Company”) approved the Align Technology, Inc. 2005 Incentive Plan (as amended and restated) (the “2005 Plan”). In May 2023, the stockholders of the Company approved an amendment of the 2005 Plan which further increased the number of shares of common stock, $0.0001 par value per share (“Common Stock”) of the Company reserved for issuance under the 2005 Plan by 2,000,000 shares (the "Additional Shares"). As a result, the aggregate number of shares of Common Stock reserved for issuance under the 2005 Plan is 32,168,895.

The Additional Shares are securities of the same class as other securities for which the Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission (the "Commission") relating to the 2005 Plan on June 7, 2005, May 25, 2006, May 29, 2007, August 5, 2009, August 5, 2010, August 8, 2011, August 2, 2013 and November 8, 2016 (File Nos. 333-125586, 333-134477, 333-143319, 333-161054, 333-168548, 333-176134, 333-190351, and 333-214493, respectively) (the “Prior Registration Statements”). Pursuant to General Instruction E of Form S-8, the Prior Registration Statements are incorporated by reference into this Registration Statement on Form S-8.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S-8 is omitted from this Registration Statement on Form S-8 (the “Registration Statement”) in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Document by Reference.

The following documents and information previously filed with the Commission are incorporated by reference in this Registration Statement:

a.The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the Commission on February 27, 2023 ("Annual Report"), including the information specifically incorporated by reference therein from our Definitive Proxy Statement on Schedule 14A filed with the Commission on April 5, 2023, pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

b.The Registrant’s Quarterly Reports on Form 10-Q for the quarter ended March 31, 2023, filed with the Commission on May 5, 2023 and for the quarter ended June 30, 2023, filed with the Commission on August 4, 2023;

c.The Registrant’s Current Reports on Form 8-K filed with the Commission pursuant to Section 13 of the Exchange Act on February 1, 2023 (solely with respect to the information included in Item 8.01), February 6, 2023, March 1, 2023, April 26, 2023 (solely with respect to the information included in Item 1.01) and May 18, 2023; and

d.The description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement No. 000-32259 on Form 8-A filed with the Commission on January 25, 2001, pursuant to Section 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such description, including Exhibit 4.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC on February 28, 2020.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the Commission shall not be deemed incorporated by reference into this Registration Statement. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Description
4.1	2005 Incentive Plan (as amended and restated) (incorporated by reference to Exhibit 10.1 to Form 8-K, filed May 18, 2023)
5.1*	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
23.1*	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (contained in Exhibit 5.1 hereto)
23.2*	Consent of Pricewaterhouse Coopers LLP, Independent Registered Public Accounting Firm
24.1*	Power of Attorney (contained in signature page).
107*	Calculation of Filing Fee Tables.
* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1933, the Registrant certifies that it has reasonable grounds to believe it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Tempe, State of Arizona, on the 4th day of August 2023.

ALIGN TECHNOLOGY, INC.

By:	/s/ Julie Coletti
Julie Coletti Executive Vice President, Chief Legal and Regulatory Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints, jointly and severally, Julie Coletti and Joseph M. Hogan as her or his attorney-in-fact, each with full power of substitution and resubstitution, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or her or his substitute or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date

/S/ JOSEPH M. HOGAN	President, Chief Executive Officer and Director (Principal Executive Officer)	August 4, 2023
Joseph M. Hogan

/S/ JOHN F. MORICI	Chief Financial Officer and Executive Vice President, Global Finance (Principal Financial Officer and Principal Accounting Officer)	August 4, 2023
John F. Morici

/S/ KEVIN J. DALLAS	Director	August 4, 2023
Kevin J. Dallas

/S/ JOSEPH LACOB	Director	August 4, 2023
Joseph Lacob

/S/ C. RAYMOND LARKIN, JR.	Director	August 4, 2023
C. Raymond Larkin, Jr.

/S/ GEORGE J. MORROW	Director	August 4, 2023
George J. Morrow

/S/ ANNE M. MYONG	Director	August 4, 2023
Anne M. Myong

/S/ ANDREA L. SAIA	Director	August 4, 2023
Andrea L. Saia

/S/ SUSAN E. SIEGEL	Director	August 4, 2023
Susan E. Siegel